EXHIBIT 99.1
FOR IMMEDIATE RELEASE
Ultimate Software Reports Q2 2008 Financial Results
New ARR of $10.1 Million, Up 44% Over Q207,
94% of New ARR from Intersourcing
Weston, FL, July 29, 2008— Ultimate Software (Nasdaq: ULTI), a leading provider of end-to-end strategic human resources, payroll, and talent management solutions, announced today its financial results for the second quarter of 2008. For the quarter ended June 30, 2008, Ultimate Software reported total revenues of $41.5 million, an increase of 19%, and recurring revenues of $25.4 million, a 20% increase, both compared with 2007’s second quarter. GAAP net loss for the second quarter of 2008 was $0.8 million, or $0.03 per diluted share, versus GAAP net income of $6.4 million, or $0.23 per diluted share, for the second quarter of 2007.
Pre-tax non-GAAP income for the second quarter of 2008 was $2.2 million, or $0.08 per diluted share, compared with 2007’s second quarter pre-tax non-GAAP income of $8.5 million, or $0.31 per diluted share. Non-GAAP net income for the second quarter of 2008 was $1.3 million, or $0.05 per diluted share, compared with 2007’s second quarter non-GAAP net income of $8.4 million, or $0.30 per diluted share. Non-GAAP results exclude stock-based compensation expense and amortization of acquired intangible assets. See “Use of Non-GAAP Financial Information.”
Included in GAAP and non-GAAP net income for the second quarter of 2007 was a one-time settlement fee of $4.3 million, or $0.15 per diluted share, which is net of related costs and income taxes.
New annual recurring revenues (ARR) attributable to sales during the second quarter of 2008 were $10.1 million, a 44% increase over those for the second quarter of 2007. For the first six months of 2008, new ARR were $18.6 million, a 42% increase over those for 2007’s first half. (See “Financial and Business Highlights” below for the definition of ARR.)
“Our sales team again exceeded expectations with the 2008 second quarter’s 44% growth in new ARR, and Intersourcing represented 94% of the $10.1 million in new ARR,” said Scott Scherr, CEO, president, and founder of Ultimate Software.
“The performance of our Workplace team remained strong in the second quarter, as they contributed 15% of the new ARR for the second quarter in a row. We rolled out two new solutions for Workplace in the second quarter, UltiPro Tax Filing and UltiPro Time Management. Both are exciting new opportunities for Ultimate and our customers in that market segment,” added Scherr.
Ultimate Software’s financial results teleconference will be held today, July 29, 2008, at 5:00 p.m. Eastern Time, through Vcall at http://www.investorcalendar.com/IC/CEPage.asp?ID=131770. The call will be available for replay at the same address beginning at 9:00 p.m. Eastern Time the same day. Windows Media Player or Real Player software is required to listen to the call and can be downloaded from the site. Forward-looking information about future company performance may be discussed during the teleconference call.

Financial and Business Highlights
•	New ARR attributable to sales during the second quarter of 2008 were $10.1 million. New annual recurring revenues represent the expected one-year value from (i) new sales of the Company’s software-as-a-service offering, Intersourcing (including prorated one-time charges); (ii) maintenance revenues related to new license sales; and (iii) recurring revenues from additional sales to Ultimate Software’s existing client base.
•	Recurring revenues — consisting of maintenance revenues, Intersourcing revenues from our hosted offering of UltiPro, and subscription revenues from per-employee-per-month fees generated by business service providers — grew by 20% for the second quarter of 2008 compared with the same quarter of 2007. Intersourcing revenues and, to a lesser extent, maintenance revenues, were the principal factors in the growth of recurring revenues. Recurring revenues of $25.4 million for the second quarter of 2008 exclude the impact of $1.5 million recognized in the prior quarter from an agreement with Ceridian Corporation which terminated on March 9, 2008.
•	The combination of cash, cash equivalents, and marketable securities was $25.9 million as of June 30, 2008. For the six months ended June 30, 2008, the Company generated $13.5 million in cash from operations, and the Company repurchased 568,000 shares of the Company’s issued and outstanding $0.01 par value common stock (“Common Stock”) for $17.7 million, under its previously announced stock repurchase plan.
•	During the second quarter of 2008, the Company introduced two new product offerings for the Workplace market, which the Company defines as businesses with 200 to 700 employees:
•	Ultimate Software purchased the time and attendance source code from NOVAtime Technology, Inc. for $2.0 million during the second quarter and has rebranded it as UltiPro Time Management for Workplace customers. This new product offering is in addition to, and separate from, the already existing UltiPro Time and Attendance product that targets Enterprise customers, which are companies with more than 700 employees.
•	Ultimate Software rolled out UltiPro Tax Filing for its Workplace market, and this new tax filing service is in addition to, and separate from, the tax filing service currently offered to our Enterprise customers.
•	Included in other income, net, in the statements of operations for the three and six months ended June 30, 2007, is a non-recurring settlement fee of $4.3 million, net of related costs and income taxes, resulting from the early termination of a multiyear business arrangement with one of our business partners that decided to exit the payroll business (the “Non-Recurring Settlement”). The impact of the Non-Recurring Settlement on GAAP and non-GAAP net income and diluted earnings per share was an increase of $4.3 million and $0.15, respectively, for the three months ended June 30, 2007 and $4.3 million and $0.16, respectively, for the six months ended June 30, 2007.
•	Ultimate Software’s development team was named America’s “Best Product Development Team” by the American Business Awards in its 2008 Stevie Award competition, winning first place over several other notable finalists from diverse industries including: Cross Country Automotive Services, Medford, MA; FIS SoftPro, Raleigh, NC; Mozilla Corporation, Mountain View, CA; Prudential Retirement, Hartford, CT; Sharp Electronics, Mahwah, NJ; and Teamwork Athletic Apparel, San Marcos, CA.

•	Ultimate Software was ranked the #1 best medium-sized company to work for in America by The Great Place to Work® Institute, the same research and management consultancy that produces FORTUNE’s “100 Best Companies to Work for” list for large companies. Scott Scherr accepted the award before an audience of more than 15,000 at the Society for Human Resource Management’s 60th Annual Conference & Exposition in Chicago.
Financial Outlook
Ultimate Software has developed a separate sales force targeting companies with 200 to 700 employees, and, as a result, the average size of our Enterprise target market has increased, creating what the Company calls “the Workplace effect.” The average size of our Enterprise Intersourcing customer has grown and, with the larger-sized customers and their more complex needs, there has been a change toward an increased dollar-weighted average “time to live” (i.e., the period of time from contract signing until the beginning of the revenue recognition for Intersourcing sales, based on the related ARR). Based on this change and our expected sales mix (including the size and complexity of our new customers), we are revising our previously disclosed 2008 financial guidance and introducing (on a preliminary basis) certain key elements of our 2009 financial guidance.
2008 Guidance, as revised:
Ultimate Software provides the following financial guidance for 2008 (which differs from the guidance provided on February 6, 2008):
•	increase new annual recurring revenues (ARR) generated in 2008 by more than 30% over those produced in 2007,
•	grow recurring revenues by 23% in 2008 compared with those in 2007,
•	increase total revenues by 20% compared with 2007,
•	produce operating margins, on a non-GAAP basis (discussed below), of approximately 10%,
•	produce pre-tax income per diluted share, on a non-GAAP basis (discussed below), between $0.67 and $0.69, and
•	produce net income per diluted share, on a non-GAAP basis (discussed below), of $0.41 to $0.42, assuming an effective tax rate of 39% and a weighted average share count similar to that at the end of 2007.
2009 Guidance, preliminary:
Ultimate Software provides the following preliminary financial guidance for 2009:
•	increase new annual recurring revenues (ARR) generated in 2009 by 30% over those produced in 2008,
•	grow recurring revenues by 30% to 35% in 2009 compared with those in 2008,
•	increase total revenues by 25% to 30% compared with 2008, and
•	produce operating margins, on a non-GAAP basis (discussed below), of between 15% and 18%.
Operating margin, pre-tax income and net income per diluted share expectations do not include the impact of non-cash equity-based compensation expense recognized under Statement of Financial Accounting Standards No. 123(R), “Accounting for Share-Based Payment,” or the impact of the non-cash amortization of the intangible assets resulting from the acquisition of the Company’s United Kingdom subsidiary in 2006, which the Company includes in its GAAP financial results.

Forward-Looking Statements
Certain statements in this press release are, and certain statements on the teleconference call may be, forward-looking statements within the meaning provided under the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are made only as of the date hereof. These statements involve known and unknown risks and uncertainties that may cause the Company’s actual results to differ materially from those stated or implied by such forward-looking statements, including risks and uncertainties associated with fluctuations in the Company’s quarterly operating results, concentration of the Company’s product offerings, development risks involved with new products and technologies, competition, contract renewals with business partners, compliance by our customers with the terms of their contracts with us, and other factors disclosed in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
About Ultimate Software
A leading provider of end-to-end strategic human resources, payroll, and talent management solutions, Ultimate Software markets its award-winning UltiPro products as on-demand services through its software-as-a-service (SaaS) offering, Intersourcing, and as licensed software. Based in Weston, FL, the Company employs 850 professionals who are focused on developing the highest quality products and services. In 2008, Ultimate Software was the first HR/payroll SaaS provider to be audited and awarded the ISO/IEC 27001:2005 Certification for security management, and its development team was named the #1 “Best Product Development Team” in the nation by the American Business Awards. Ultimate Software’s internal technology team won a first-place award for its management of Intersourcing from the American Business Awards in 2007, and its customer service team won two first-place awards in national competitions for service excellence in 2006. Ultimate Software was ranked the #1 best medium-sized company to work for in America by the Great Place to Work® Institute in June 2008. Ultimate Software has approximately 1,600 customers representing diverse industries, including such organizations as The Container Store, Elizabeth Arden, Major League Baseball, The New York Yankees Baseball Team, Nintendo of America, Ruth’s Chris Steak House, and Sony BMG Entertainment. More information on Ultimate Software’s products and services can be found at www.ultimatesoftware.com.
UltiPro and Intersourcing are registered trademarks of The Ultimate Software Group, Inc. All other trademarks referenced are the property of their respective owners.

Contact:	Mitchell K. Dauerman
Chief Financial Officer and Investor Relations
Phone: 954-331-7369
E-mail: IR@ultimatesoftware.com

THE ULTIMATE SOFTWARE GROUP, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2008	2007	2008	2007
Revenues:
Recurring	$25,377	$21,075	$51,073	$40,546
Services	13,165	11,274	27,285	23,461
License	2,957	2,608	6,610	7,492

Total revenues	41,499	34,957	84,968	71,499

Cost of revenues:
Recurring	7,002	5,480	13,527	10,979
Services	10,580	9,081	21,879	19,373
License	464	265	892	674

Total cost of revenues	18,046	14,826	36,298	31,026

Gross profit	23,453	20,131	48,670	40,473

Operating expenses:
Sales and marketing	11,236	8,442	23,065	17,225
Research and development	9,299	6,663	18,178	13,834
General and administrative	4,405	3,253	8,701	6,700

Total operating expenses	24,940	18,358	49,944	37,759

Operating income (loss)	(1,487)	1,773	(1,274)	2,714
Other income (expense):
Interest and other expense	(61)	(53)	(140)	(100)
Other income, net	222	4,774	579	5,169

Total other income, net	161	4,721	439	5,069

Income (loss) before income taxes	(1,326)	6,494	(835)	7,783
Benefit (provision) for income taxes	575	(85)	374	(115)

Net income (loss)	$(751)	$6,409	$(461)	$7,668

Net income (loss) per share:
Basic	$(0.03)	$0.26	$(0.02)	$0.31

Diluted	$(0.03)	$0.23	$(0.02)	$0.28

Weighted average shares outstanding:
Basic	24,670	24,713	24,676	24,621

Diluted	24,670	27,571	24,676	27,479

     The following table sets forth the stock-based compensation expense (excluding the income tax effect, or “gross”) resulting from share-based arrangements and the amortization of acquired intangibles that are recorded in the Company’s unaudited condensed consolidated statements of operations for the periods indicated (in thousands):

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2008	2007	2008	2007
Stock-based compensation:
Cost of recurring revenues	$169	$114	$498	$328
Cost of service revenues	406	312	1,086	912
Cost of license revenues	3	1	7	3
Sales and marketing	1,560	922	3,613	2,123
Research and development	352	175	941	540
General and administrative	950	394	1,870	831

Total non-cash stock-based compensation expense	$3,440	$1,918	$8,015	$4,737

Amortization of acquired intangibles:
General and administrative	$46	$54	$93	$108

THE ULTIMATE SOFTWARE GROUP, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	As of	As of
	June 30,	December 31,
	2008	2007
ASSETS
Current assets:
Cash and cash equivalents	$20,870	$17,462
Short-term investments in marketable securities	5,061	17,120
Accounts receivable, net	32,123	34,658
Prepaid expenses and other current assets	12,020	9,801
Deferred tax assets, net	3,516	3,516

Total current assets before funds held for clients	73,590	82,557
Funds held for clients	1,875	—

Total current assets	75,465	82,557
Property and equipment, net	22,434	18,238
Capitalized software, net	5,648	3,631
Goodwill	4,063	4,063
Long-term investments in marketable securities	—	1,298
Other assets, net	10,784	9,365
Long-term deferred tax assets, net	16,378	16,004

Total assets	$134,772	$135,156

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$6,707	$3,528
Accrued expenses	10,822	11,405
Current portion of deferred revenue	44,839	43,262
Current portion of capital lease obligations	1,789	2,002
Current portion of long-term debt	404	572

Total current liabilities before client fund obligations	64,561	60,769
Client fund obligations	1,875	—

Total current liabilities	66,436	60,769
Deferred revenue, net of current portion	8,324	8,446
Deferred rent	3,134	2,652
Capital lease obligations, net of current portion	1,209	1,991
Long-term debt, net of current portion	320	320

Total liabilities	79,423	74,178

Stockholders’ equity:
Preferred Stock, $.01 par value	—	—
Series A Junior Participating Preferred Stock, $.01 par value	—	—
Common Stock, $.01 par value	267	262
Additional paid-in capital	156,401	143,913
Accumulated other comprehensive loss	(5)	(18)
Accumulated deficit	(50,832)	(50,371)

	105,831	93,786
Treasury stock, at cost	(50,482)	(32,808)

Total stockholders’ equity	55,349	60,978

Total liabilities and stockholders’ equity	$134,772	$135,156

THE ULTIMATE SOFTWARE GROUP, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	For the Six Months Ended
	June 30, 2008
	2008	2007
Cash flows from operating activities:
Net income (loss)	$(461)	$7,668
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	4,483	3,302
Provision for doubtful accounts	944	723
Non-cash stock-based compensation expense	8,033	4,737
Deferred income taxes	(374)	—
Changes in operating assets and liabilities:
Accounts receivable	1,591	492
Prepaid expenses and other current assets	(2,219)	(427)
Other assets	(1,512)	(1,260)
Accounts payable	3,179	(443)
Accrued expenses and deferred rent	(1,601)	(1,254)
Deferred revenue	1,455	823

Net cash provided by operating activities	13,518	14,361

Cash flows from investing activities:
Purchases of marketable securities	(642)	(10,636)
Maturities of marketable securities	14,022	8,845
Capitalized software	(889)	(925)
Acquisition-related expenses	—	(24)
Purchases of property and equipment	(8,111)	(3,493)

Net cash provided by (used in) investing activities	4,380	(6,233)

Cash flows from financing activities:
Repurchases of Common Stock	(17,674)	(7,706)
Principal payments on capital lease obligations	(1,098)	(922)
Repayments of borrowings of long-term debt	(168)	(251)
Net proceeds from issuances of Common Stock	4,460	4,038

Net cash used in financing activities	(14,480)	(4,841)

Effect of foreign currency exchange rate changes on cash	(10)	3
Net increase in cash and cash equivalents	3,408	3,290
Cash and cash equivalents, beginning of period	17,462	16,734

Cash and cash equivalents, end of period	$20,870	$20,024

Supplemental disclosure of cash flow information:
Cash paid for interest	$39	$49

Cash paid for income taxes	$227	$—

Supplemental disclosure of non-cash financing activities:
– The Company entered into capital lease obligations to acquire new equipment totaling $103 and $1,719 for the six months ended June 30, 2008 and 2007, respectively.

– The Company entered into an agreement to purchase the source code from NOVAtime, a third-party vendor, for $2.0 million, of which $0.5 million was paid during the six months ended June 30, 2008.

THE ULTIMATE SOFTWARE GROUP, INC. AND SUBSIDIARIES
Unaudited Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures
(In thousands, except per share amounts)

			Six Months Ended
	Three Months Ended June 30,		June 30,
	2008	2007	2008	2007
Non-GAAP operating income reconciliation:
Operating income (loss)	$(1,487)	$1,773	$(1,274)	$2,714
Operating income (loss) as a % of total revenues	(4%)	5%	(2%)	4%
Add back:
Non-cash stock-based compensation	3,440	1,918	8,015	4,737
Non-cash amortization of acquired intangible assets	46	54	93	108

Non-GAAP operating income	$1,999	$3,745	$6,834	$7,559

Non-GAAP operating income, as a % of total revenues	5%	11%	8%	11%

Non-GAAP pre-tax income reconciliation:
Pre-tax income (loss)	$(1,326)	$6,494	$(835)	$7,783
Add back:
Non-cash stock-based compensation	3,440	1,918	8,015	4,737
Non-cash amortization of acquired intangible assets	46	54	93	108

Non-GAAP pre-tax income	$2,160	$8,466	$7,273	$12,628

Non-GAAP pre-tax income per diluted share reconciliation:
Pre-tax income (loss) per diluted share	$(0.05)	$0.24	$(0.03)	$0.28
Add back:
Non-cash stock-based compensation	0.13	0.07	0.30	0.18
Non-cash amortization of acquired intangible assets	—	—	—	—

Non-GAAP pre-tax income per diluted share	$0.08	$0.31	$0.27	$0.46

Non-GAAP net income reconciliation:
Net income (loss)	$(751)	$6,409	$(461)	$7,668
Add back:
Non-cash stock-based compensation	3,440	1,918	8,015	4,737
Non-cash amortization of acquired intangible assets	46	54	93	108
Income tax effect	(1,420)	(6)	(3,218)	(72)

Non-GAAP net income	$1,315	$8,375	$4,429	$12,441

Non-GAAP net income per diluted share reconciliation: (1)
Net income (loss) per diluted share	$(0.03)	$0.23	$(0.02)	$0.28
Add back:
Non-cash stock-based compensation	0.13	0.07	0.31	0.17
Non-cash amortization of acquired intangible assets	—	—	—	—
Income tax effect	(0.05)	—	(0.12)	—

Non-GAAP net income per diluted share	$0.05	$0.30	$0.17	$0.45

Shares used in calculation of GAAP net income (loss) per share:
Basic	24,670	24,713	24,676	24,621

Diluted	24,670	27,571	24,676	27,479

Shares used in calculation of non-GAAP net income per share:
Basic	24,670	24,713	24,676	24,621

Diluted	26,679	27,571	26,571	27,479

(1)	Non-GAAP net income per diluted share reconciliation is calculated on a basic weighted average share basis for GAAP net (loss) periods. The GAAP net income periods, non-GAAP measures and non-GAAP net income per share are calculated on a diluted weighted average share basis.

Use of Non-GAAP Financial Information
This press release contains non-GAAP financial measures. Ultimate Software believes that non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. Management of the Company uses these non-GAAP results to compare the Company’s performance to that of prior periods for trend analyses, for purposes of determining executive incentive compensation, and for budget and planning purposes. These measures are used in monthly financial reports prepared for management and in quarterly financial reports presented to the Company’s Board of Directors. These measures may be different from non-GAAP financial measures used by other companies.
These non-GAAP measures should not be considered in isolation or as an alternative to such measures determined in accordance with generally accepted accounting principles in the United States (GAAP). The principal limitation of these non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses are excluded from the non-GAAP financial measures.
To compensate for these limitations, the Company presents its non-GAAP financial measures in connection with its GAAP results. Ultimate Software strongly urges investors and potential investors in the Company’s securities to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures that are included in this press release (under the caption “Unaudited Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures”) and not to rely on any single financial measure to evaluate its business.
Ultimate Software presents the following non-GAAP financial measures in this press release: non-GAAP operating income, non-GAAP pre-tax income, non-GAAP net income, non-GAAP pre-tax income per diluted share and non-GAAP net income per diluted share. We exclude the following items from these non-GAAP financial measures as appropriate:
Stock-based compensation. The Company’s non-GAAP financial measures exclude stock-based compensation, which consists of expenses for stock options and stock awards recorded in accordance with SFAS 123(R). For the three and six months ended June 30, 2008, stock-based compensation was $3.4 million and $8.0 million, respectively, on a pre-tax basis, and $2.1 million and $4.9 million, respectively, on an after-tax basis. For the three and six months ended June 30, 2007, stock-based compensation was $1.9 million and $4.7 million, respectively, on a pre-tax basis, and $1.9 million and $4.7 million, respectively, on an after-tax basis. Stock-based compensation expenses are excluded from the non-GAAP financial measures because they are non-cash expenses that the Company does not consider part of ongoing operations when assessing its financial performance. The Company believes that such exclusion provides meaningful supplemental information regarding the Company’s operating results because these non-GAAP financial measures facilitate the comparison of results for current and future periods with results from past periods. The dilutive effect of all outstanding options is included in the calculation of pre-tax income and net income per diluted share on both a GAAP and a non-GAAP basis.
Amortization of acquired intangible assets. In accordance with GAAP, operating expenses include amortization of acquired intangible assets over the estimated useful lives of such assets. For the three and six months ended June 30, 2008, the amortization of acquired intangible assets was $46 thousand and $93 thousand, respectively. For the three and six months ended June 30, 2007, the amortization of acquired intangible assets was $54 thousand and $108 thousand, respectively, net of income taxes. Amortization of acquired intangible assets is excluded from the Company’s non-GAAP financial measures because it is a non-cash expense that the Company does not consider part of ongoing operations when assessing its financial performance. The Company believes that such exclusion facilitates comparisons to its historical operating results and to the results of other companies in the same industry, which have their own unique acquisition histories.